SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

RENEWABLE ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY

RENEWABLE ENERGY GROUP, INC.

Annual Meeting of Stockholders – May 22, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Daniel J. Oh and Chad Stone (the “Proxies”), and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all shares of Series B Preferred Stock and Class A Common Stock of Renewable Energy Group, Inc. (the “Company”) which the undersigned is entitled to vote, as indicated below.

The Proxies are hereby authorized to vote all shares of Class A Common Stock held by the undersigned as follows:

1.	ELECTION OF DIRECTORS

	Management Nominees:	FOR	AGAINST	ABSTAIN

	1.1 Daniel J. Oh	☐	☐	☐

	1.2 Michael Scharf	☐	☐	☐

2.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	Ratification of the appointment of the independent registered public accounting firm.

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The Proxies are hereby authorized to vote all shares of Series B Preferred Stock in a manner proportionate to the votes cast by all holders of the Class A Common Stock and Common Stock of the Company (without taking into account abstentions), as contemplated by the Investment Agreement, dated July 21, 2011, by and among the undersigned, the Company and certain holders of Series B Preferred Stock of the Company.

The Proxies may in their discretion, vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 22, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Stockholder

Signature
Name:
Title:

Date